Copyright © Veeva Systems 2023 Copyright © Veeva Systems 2024 Safe Harbor and Other Information This presentation and associated commentary contain forward-looking statements regarding Veeva’s future plans and expected performance, market size and opportunity, and financial outlook, including guidance provided as of August 28, 2024 about Veeva’s expected future financial results and long-term financial goals for 2030. These statements are based on our current expectation and involve assumptions and internal estimates that may prove to be incorrect and are based on plans that may change. Actual results could differ materially from statements made here and we have no obligation to update such statements. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, security, or privacy of our products, competitive factors, customer decisions and priorities, events that impact the life sciences industry, general macroeconomic and geopolitical events (including inflationary pressures, changes in interest rates, currency exchange fluctuations, and impacts related to Russia’s invasion of Ukraine and the Israel-Hamas conflict), and issues that impact our ability to hire, retain, and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 36 and 37 in our filing on Form 10-Q for the period ended July 31, 2024 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision. This presentation includes certain non-GAAP financial measures as defined by SEC rules. For additional information, see the slide titled “Statement Regarding Use of Non-GAAP Financial Measures” in the Appendix.

Copyright © Veeva Systems 2023 Copyright © Veeva Systems 2024 Q3’25 Guidance Guidance Total Revenue $682-685 million Subscription Revenue ~$571 million Services Revenue $111-114 million Non-GAAP Operating Income $273-275 million Non-GAAP Fully Diluted Net Income per Share $1.57-1.58 Normalized Billings ~$449 million Guidance issued on August 28, 2024. Our Q3’25 guidance assumes foreign exchange rates will remain constant. Our Q3’25 normalized billings guidance reflects an expected $10 million tailwind to calculated billings due to billing term changes in customer renewals. We are not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ended October 31, 2024 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Copyright © Veeva Systems 2023 Copyright © Veeva Systems 2024 Fiscal Year Ending January 31 We provide the following non-GAAP measures, which we define as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP: Non-GAAP gross margin, non-GAAP operating income, expense, and margin, non-GAAP net income, non-GAAP net income per share, and non-GAAP cost of revenues. In addition to our GAAP measures, we use these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. We believe that excluding s tock-based compensation expense, amortization of purchased intangibles, and income tax effects of the same, provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. We encourage our investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures has been provided in the Appendix. Statement Regarding Use of Non-GAAP Financial Measures